                                                                 Exhibit (h.11)

                         AMENDMENT TO ING PARTNERS, INC.

                         SHAREHOLDER SERVICING AGREEMENT
                              SERVICE CLASS SHARES


         This Amendment is dated as of the __ day of _____ , 2003 by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

         WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001 (the "Agreement");

         WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

         NOW THEREFORE, the parties hereby amend the Agreement in the following form:

         1. By replacing the existing Schedule A with the Schedule A attached hereto.

         2. All of the other provisions contained in the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        ING Partners, Inc.

                                        By:
                                              -------------------------
                                        Name:  Laurie M. Tillinghast
                                        Title: President

                                        ING Life Insurance and Annuity Company

                                        By:
                                              -------------------------
                                        Name:  Laurie M. Tillinghast
                                        Title: Vice President

                                   SCHEDULE A

  Adviser Class shares of the following ING Partners, Inc. portfolios:      Annual Rate
         Alger Growth Portfolio                                                0.25%
         Alger Aggressive Growth Portfolio                                     0.25%
         American Century Small Cap Value Portfolio                            0.25%
         Baron Small Cap Growth Portfolio                                      0.25%
         Brinson Tactical Asset Allocation Portfolio                           0.25%
         DSI Enhanced Index Portfolio                                          0.25%
         Goldman Sachs(R) Capital Growth Portfolio                             0.25%
         JPMorgan Mid Cap Value Portfolio                                      0.25%
         MFS Capital Opportunities Portfolio                                   0.25%
         MFS Emerging Equities Portfolio                                       0.25%
         MFS Global Growth Portfolio                                           0.25%
         MFS Research Portfolio                                                0.25%
         OpCap Balanced Value Portfolio                                        0.25%
         PIMCO Total Return Portfolio                                          0.25%
         Salomon Brothers Investors Value Portfolio                            0.25%
         Salomon Brothers Capital Portfolio                                    0.25%
         Scudder International Growth Portfolio                                0.25%
         T. Rowe Price Growth Equity Portfolio                                 0.25%
         Van Kampen Comstock Portfolio                                         0.25%
         [Alger Capital Appreciation Portfolio]                               [0.25%]
         [Goldman Sachs Core Equity Portfolio]                                [0.25%]

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*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.